                                                                    EXHIBIT 21.1

               SUBSIDIARIES OF METAWAVE COMMUNICATIONS CORPORATION
                              (DIRECT and INDIRECT)



                                                      State or Other Jurisdiction of Incorporation or
Name of Entity                                        Organization
--------------                                        -----------------------------------------------

Metawave International Communications Corporation     Delaware

Metawave Communications                               Cayman Islands
(Cayman Islands)

Metawave Communications                               Hong Kong
(Asia) Limited

Metawave Communications                               Taiwan
Taiwan Ltd.

Adaptive Telecom, Inc.                                California

Metawave do Brasil Ltda.                              State of Sao Paulo, Brazil

Metawave Services de Mexico, S. de R.L. de C.V.       Mexico

Metawave de Mexico, S. de R.L. de C.V.                Mexico

Metawave Communications (Shanghai) Co.,Ltd.           Wai Gaoqiao Free Trade Zone, Shanghai, People's
                                                      Republic of China


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